As filed with the Securities and Exchange Commission on December 13, 1999
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                       United Dominion Realty Trust, Inc.
             (Exact name of registrant as specified in its charter)

          Virginia                                               54-0857512
      (State or other                                         (I.R.S. Employer
jurisdiction of incorporation                                Identification No.)
      or organization)

                               10 South 6th Street
                          Richmond, Virginia 23219-3802
                                 (804) 780-2691
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                           --------------------------
                               Kathryn E. Surface
                    Senior Vice President and General Counsel
                       United Dominion Realty Trust, Inc.
                              10 South Sixth Street
                          Richmond, Virginia 23219-3802
                                 (804) 780-2691
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

                                   Copies to:
James W. Featherstone, III, Esq.                     Howard G. Godwin, Jr., Esq.
      Hunton & Williams                                    Brown & Wood
    951 East Byrd Street                              One World Trade Center
 Richmond, Virginia 23219-4074                     New York, New York 10048-0557

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement in light of market conditions and other factors.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                Proposed Maximum         Proposed Maximum             Amount of
      Title of Each Class of            Aggregate Amount         Offering Price         Aggregate Offering          Registration
  Securities to be Registered(1)      to be Registered(2)         Per Unit(3)              Price(2)(3)                Fee(5)(6)
------------------------------------------------------------------------------------------------------------------------------------
Debt securities.................          $616,058,554                                      $616,058,554
Preferred stock.................          $616,058,554                (4)                   $616,058,554             $162,639
Common stock(7).................          $616,058,554                                      $616,058,554
====================================================================================================================================

(1) This registration statement also covers delayed delivery contracts that may be issued by the registrant under which the party purchasing the contracts may be required to purchase debt securities, preferred stock or common stock. Such contracts may be issued together with the specific offered securities to which they relate. In addition, offered securities registered hereunder may be sold either separately or as units comprising more than one type of offered security registered hereunder.
(2) In U.S. dollars or the equivalent thereof in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).
(3) Estimated solely for purposes of calculating the registration fee. No separate consideration will be received for common stock or preferred stock as may from time to time be issued upon conversion of debt securities or preferred stock.
(4) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.
(5) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933. The total registration fee for all $616,058,554 of these securities is $162,639.
(6) Pursuant to Rule 429 under the Securities Act of 1933, $83,941,446 of offered securities are being carried forward from registration statement No. 333-27221. The amount of the registration fee associated with the offered securities that was previously paid with registration statement No. 333-27221 is $25,437.
(7) Attached  to and  trading  with each  share of common  stock is the right to purchase one share of Series C Junior Participating Redeemable Preferred Stock, no par value.
     The  prospectus  included  in this  registration  statement  is a  combined prospectus relating also to registration statement No. 333-27221. This registration statement also constitutes post-effective amendment No. 1 to registration statement No. 333-27221 and the post-effective amendment will hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act of 1933. This registration statement and the registration statement amended hereby are collectively referred to herein as the "Registration Statement."
     The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                TABLE OF CONTENTS

                                   PROSPECTUS

RISKS OF INVESTMENT..........................................................2
ABOUT THIS PROSPECTUS........................................................8
WHERE YOU CAN FIND MORE INFORMATION..........................................8
INCORPORATION OF INFORMATION FILED WITH THE SEC..............................9
FORWARD-LOOKING STATEMENTS..................................................10
UNITED DOMINION REALTY TRUST, INC...........................................10
USE OF PROCEEDS.............................................................11
RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO
    COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS..........................12
DESCRIPTION OF OUR DEBT SECURITIES..........................................12
DESCRIPTION OF OUR CAPITAL STOCK............................................30
FEDERAL INCOME TAX CONSEQUENCES.............................................36
OF UNITED DOMINION'S STATUS AS A REIT.......................................36
PLAN OF DISTRIBUTION........................................................45
LEGAL MATTERS...............................................................46
EXPERTS.....................................................................46


                                      (i)

                 SUBJECT TO COMPLETION, DATED December 13, 1999

Prospectus


                             [United Dominion Logo]

                                  $700,000,000

                                 Debt Securities
                                 Preferred Stock
                                  Common Stock

                              --------------------

         This prospectus generally describes the debt securities and equity securities that we may offer. Each time we sell these securities using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering and may add to or update the information in this prospectus. You should read this prospectus and any supplement carefully before you invest. We cannot sell any of these securities unless this prospectus is accompanied by a prospectus supplement.

         Our common shares and currently outstanding Series A and Series B preferred shares are listed on The New York Stock Exchange (NYSE) under the symbols "UDR," "UDRpfA" and "UDRpfB," respectively. Our Monthly Income Notes are listed on the NYSE under the symbol "UDM."


                              --------------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

         The information in this prospectus is not complete and may change. We cannot sell these securities until the registration statement filed with the SEC is effective. This prospectus neither offers to sell these securities nor solicits an offer to buy them in any state where the offer or sale of these securities is not permitted.


                              --------------------

         Beginning on page 2, we have listed risks that you should consider before investing in these securities.


                              --------------------


                     This prospectus is dated ______________

                               RISKS OF INVESTMENT

         Unless the context otherwise requires, all references to "we," "us" or "our company" in this prospectus refer collectively to United Dominion Realty Trust, Inc., a Virginia corporation, and its subsidiaries, including United Dominion Realty, L.P., a Virginia limited partnership.

         Before you invest in our securities, you should be aware that there are risks involved in the investment, including those described below. You should consider carefully these risks together with all of the information included or incorporated by reference in this prospectus or any prospectus supplement before you decide to purchase our securities. This section includes or refers to certain forward-looking statements; you should refer to the explanation of the qualifications and limitations on such forward-looking statements discussed in the accompanying prospectus supplement.

I. Unfavorable Changes in Apartment Market and Economic Conditions Could Adversely Affect Occupancy Levels and Rental Rates

         Market and economic conditions in the various metropolitan areas of the United States in which we operate may significantly affect our occupancy levels and rental rates and therefore our profitability. This may impair our ability to satisfy our financial obligations and pay distributions to our shareholders. Factors that may adversely affect these conditions include the following:

         o        a reduction in jobs and other local economic downturns;

         o        oversupply of, or reduced demand for, apartment homes;

         o        declines in household formation; and

         o rent control or stabilization laws, or other laws regulating rental housing, which could prevent us from raising rents to offset increases in operating costs.

         Any of these factors could adversely affect our ability to achieve desired operating results from our communities.

II.      Acquisitions or New Development May Not Achieve Anticipated Results

         We intend to continue to selectively acquire apartment communities that meet our investment criteria. Our acquisition activities and their success may be exposed to the following risks:

         o An acquired community may fail to perform as we expected in analyzing our investment.

         o When we acquire an apartment community, we often invest additional amounts in it with the intention of increasing profitability. These additional investments may not produce the anticipated improvements in profitability.

         o New developments may not achieve proforma rents or occupancy levels.

III. Possible Difficulty of Selling Apartment Communities Could Limit Operational and Financial Flexibility

         Although we have experienced success in disposing of apartment communities that no longer meet our strategic objectives, market conditions could change and purchasers would not be willing to pay prices acceptable to us. A weak market may limit our ability to change our portfolio promptly in response to changing economic conditions. Furthermore, a significant portion of the proceeds from our overall property sales may be held in escrow accounts in order for some sales to qualify as a like-kind exchange under Section 1031 of the Internal Revenue Code so that any related capital gain can be deferred for federal income tax purposes. As a result, we may not have immediate access to all of the cash flow generated from our property sales. In addition, federal tax laws limit our ability to profit on the sale of communities that we have owned for fewer than four years, and this limitation may prevent us from selling communities when market conditions are favorable.

IV. Increased Competition Could Limit Our Ability to Lease Apartment Homes or Increase or Maintain Rents

         Our apartment communities compete with numerous housing alternatives in attracting residents, including other apartment communities and single-family rental homes, as well as owner occupied single- and multi-family homes. Competitive housing in a particular area could adversely affect our ability to lease apartment homes and increase or maintain rents.

V. Insufficient Cash Flow Could Affect Our Debt Financing and Create Refinancing Risk

         We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to make required payments of principal and interest. Although we may be able to use cash flow to make future principal payments, we cannot assure investors that sufficient cash flow will be available to make all required principal payments and still satisfy our distribution requirements to maintain our status as a real estate investment trust or "REIT." Therefore, we are likely to need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of the existing debt.

VI. Failure to Generate Sufficient Revenue Could Impair Debt Service Payments and Distributions to Shareholders

         If our apartment communities do not generate sufficient net rental income to meet rental expenses, our ability to make required payments of interest and principal on our debt securities and to pay distributions to our shareholders will be adversely affected. The following factors, among others, may affect the net rental income generated by our apartment communities:

         o        the national and local economies;

         o local real estate market conditions, such as an oversupply of apartment homes;

         o        tenants'   perceptions   of  the   safety,   convenience   and
                  attractiveness of our communities and the neighborhoods where they are located;

         o our ability to provide adequate management, maintenance and insurance; and

         o        rental expenses, including real estate taxes and utilities.

         Expenses associated with our investment in a community, such as debt service, real estate taxes, insurance and maintenance costs, are generally not reduced when circumstances cause a reduction in rental income from that community. If a community is mortgaged to secure payment of debt and we are unable to make the mortgage payments, we could sustain a loss as a result of foreclosure on the community or the exercise of other remedies by the mortgagee.

VII.     Debt Level May Be Increased

         Our current debt policy does not contain any limitations on the level of debt that we may incur, although our ability to incur debt is limited by covenants in our bank and other credit agreements. We manage our debt to be in compliance with these debt covenants, but subject to compliance with these covenants, we may increase the amount of our debt at any time without a concurrent improvement in our ability to service the additional debt.

VIII.    Financing May Not Be Available and Could be Dilutive

         Our ability to execute our business strategy depends on our access to an appropriate blend of debt financing, including unsecured lines of credit and other forms of secured and unsecured debt, and equity financing, including common and preferred equity. Debt or equity financing may not be available in sufficient amounts, or on favorable terms or at all. If we issue additional equity securities to finance developments and acquisitions instead of incurring debt, the interests of our existing shareholders could be diluted.

IX.      Development and Construction Risks Could Impact Our Profitability

         We intend to continue to develop and construct apartment communities. Development activities may be conducted through wholly-owned affiliated companies or through joint ventures with unaffiliated parties. Our development and construction activities may be exposed to the following risks:

         o We may be unable to obtain, or face delays in obtaining, necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations, which could result in increased development costs and could require us to abandon our activities entirely with respect to a project for which we are unable to obtain permits or authorizations.

         o If we are unable to find joint venture partners to help fund the development of a community or otherwise obtain acceptable financing for the developments, our development potential may be limited.

         o We may abandon development opportunities that we have already begun to explore, and we may fail to recover expenses already incurred in connection with exploring them.

         o We may be unable to complete construction and lease-up of a community on schedule, or incur development or construction costs that exceed our original estimates, and we may be unable to charge rents that would compensate for any increase in such costs.

         o Occupancy rates and rents at a newly developed community may fluctuate depending on a number of factors, including market and economic conditions, preventing us from meeting our profitability goals for that community.

         Construction costs have been increasing in our existing markets, and the costs of upgrading acquired communities have, in some cases, exceeded our original estimates. We may experience similar cost increases in the future. Our inability to charge rents that will be sufficient to offset the effects of any increases in these costs may impair our profitability.

X.       Failure to Succeed in New Markets May Limit Our Growth

         We may from time to time make acquisitions outside of our existing market areas if appropriate opportunities arise. Our historical experience in our existing markets does not ensure that we will be able to operate successfully in new markets. We may be exposed to a variety of risks if we choose to enter new markets. These risks include, among others:

         o        inability  to  evaluate   accurately  local  apartment  market
                  conditions and local economies;

         o inability to obtain land for development or to identify appropriate acquisition opportunities;

         o        inability to hire and retain key personnel; and

         o lack of familiarity with local governmental and permitting procedures.

XI. Changing Interest Rates Could Increase Interest Costs and Could Affect the Market Price of Our Securities

         We currently have, and expect to incur in the future, debt bearing interest at rates that vary with market interest rates. Therefore, if interest rates increase, our interest costs will rise to the extent our variable rate debt is not hedged effectively. In addition, an increase in market interest rates may lead purchasers of our securities to demand a higher annual yield, which could adversely affect the market price of our common and preferred stock and debt securities.

XII.     Limited Investment Opportunities Could Adversely Affect Our Growth

         We expect that other real estate investors will compete with us to acquire existing properties and to develop new properties. These competitors include insurance companies, pension and investment funds, developer partnerships, investment companies and other apartment REITs. This competition could increase prices for properties of the type that we would likely pursue, and our competitors may have greater resources than we do. As a result, we may not be able to make attractive investments on favorable terms, which could adversely affect our growth.

XIII. Failure to Integrate Acquired Communities and New Personnel Could Create Inefficiencies

         To grow successfully, we must be able to apply our experience in managing our existing portfolio of apartment communities to a larger number of properties. In addition, we must be able to integrate new management and operations personnel as our organization grows in size and complexity. Failures in either area will result in inefficiencies that could adversely affect our expected return on our investments and our overall profitability.

XIV. Interest Rate Hedging Contracts May Be Ineffective and May Result in Material Charges

         From time to time when we anticipate issuing debt securities, we may seek to limit our exposure to fluctuations in interest rates during the period prior to the pricing of the securities by entering into interest rate hedging contracts. We may do this to increase the predictability of our financing costs. Also, from time to time we may rely on interest rate hedging contracts to limit our exposure under variable rate debt to unfavorable changes in market interest rates. If the pricing of new debt securities is not within the parameters of, or market interest rates produce a lower interest cost than that we incur under, a particular interest rate hedging contract, the contract is ineffective. Furthermore, the settlement of interest rate hedging contracts has involved and may in the future involve material charges.

XV.      Year 2000 Issues May Disrupt Our Operations

         "Year 2000 issues" means problems that may result from the improper processing by computer systems of dates after 1999. These problems could result in systems failures or miscalculations causing disruptions of operations. Our efforts to address our Year 2000 issues are focused on three areas:

         o reviewing and taking any necessary steps to attempt to correct our computer information systems;

         o evaluating and making any necessary modifications to other computer systems that do not relate to information technology but include embedded technology, such as telecommunication, security, elevator, fire and safety, and heating, ventilation and air conditioning systems; and

         o        communicating   with  our  important   service   providers  to
                  determine whether there will be any interruption to their systems that could affect us.

         We believe that our own systems will be Year 2000 compliant by December 31, 1999. Although we are still in the process of evaluating potential disruptions or complications that might result from Year 2000 issues, we have not identified any specific business functions that are likely to suffer material disruptions. Due to the unique and pervasive nature of Year 2000 issues, however, we are not able to anticipate all events that might affect us, particularly those outside of our company. While our efforts to address Year 2000 issues will involve additional costs, we believe that these costs will not have a material impact on our financial results. If we do not complete our efforts on time or if the costs of updating or replacing our systems exceed our estimates, or if essential services are disrupted because the provider has not adequately dealt with its Year 2000 issues, our business, financial condition and results of operations could be materially adversely affected.

XVI. Potential Liability for Environmental Contamination Could Result in Substantial Costs

         We are in the business of acquiring, developing, owning, operating and from time to time selling real estate. Under various federal, state and local environmental laws, as a current or former owner or operator, we could be required to investigate and remediate the effects of contamination of currently or formerly owned real estate by hazardous or toxic substances, often regardless of our knowledge of or responsibility for the contamination and solely by virtue of our current or former ownership or operation of the real estate. In addition, we could be held liable to a governmental authority or to third parties for property damage and for investigation and clean-up costs incurred in connection with the contamination. These costs could be substantial, and in many cases environmental laws create liens in favor of governmental authorities to secure their payment. The presence of such substances or a failure to properly remediate any resulting contamination could materially and adversely affect our ability to borrow against, sell or rent an affected property.

XVII. Compliance With REIT Share Ownership Limit May Prevent Takeovers Beneficial to Shareholders

         One of the requirements for maintenance of our qualification as a REIT for federal income tax purposes is that no more than 50% in value of our outstanding capital stock may be owned by five or fewer individuals, including entities specified in the Internal Revenue Code, during the last half of any taxable year. Our Restated Articles of Incorporation, also referred to as our "Charter," include provisions allowing us to stop transfers of and redeem our shares that are intended to assist us in complying with this requirement. These provisions may have the effect of delaying, deferring or preventing someone from taking control of us, even though a change of control might involve a premium price for our shareholders or might otherwise be in our shareholders' best interests. See the subsection entitled "Requirements for Qualification" in the section entitled "Federal Income Tax Consequences of United Dominion's Status as a REIT" in this prospectus.

XVIII. Failure to Qualify as a REIT Would Cause Us to Be Taxed as a Corporation, Which Would Significantly Lower Funds Available For Distribution to Our Shareholders

         If we fail to qualify as a REIT for federal income tax purposes, we will be taxed as a corporation. We believe that we are organized and currently qualify as a REIT and intend to operate in such a manner that will allow us to continue to qualify as a REIT. However, we cannot assure you that we are qualified as a REIT or that we will remain qualified as a REIT in the future. Qualification as a REIT involves the application of highly technical and complex provisions of the federal income tax laws, as to which there are only limited judicial and administrative interpretations, and requires favorable determination of various factual matters and circumstances not entirely within our control. In addition, future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to our qualification as a REIT for federal income tax purposes or the federal income tax consequences of our qualification.

         If, in any taxable year, we fail to qualify as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates, plus any applicable alternative minimum tax. In addition, unless we are entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our qualification. The additional tax liability resulting from the failure to qualify as a REIT would significantly reduce or eliminate funds otherwise available for distribution to our shareholders. Furthermore, we would no longer be required to make distributions to our shareholders. See the section entitled "Federal Income Tax Consequences of United Dominion's Status as a REIT" in this prospectus.

XIX. The Ability of Our Shareholders to Control Our Policies and Affect a Change of Control of Our Company is Limited, Which May Not Be in Our Shareholders' Best Interests

         In 1998, we adopted a shareholder rights plan. Under the terms of the shareholder rights plan, our Board of Directors can in effect prevent a person or group from acquiring more than 15% of the outstanding shares of our common stock. Unless our Board of Directors approves the person's purchase, after that person acquires more than 15% of our outstanding common stock, all other shareholders will have the right to purchase securities from us at a price that is less than their then fair market value. Purchases by other shareholders would substantially reduce the value and influence of the shares of our common stock owned by the acquiring person. Our Board of Directors, however, can prevent the shareholder rights plan from operating in this manner. This gives our Board of Directors significant discretion to approve or disapprove a person's efforts to acquire a large interest in us. For a more complete description, you should refer to the subsection entitled "Description of Our Capital Stock--Rights to Purchase Series C Preferred Stock."

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a "shelf" registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $700,000,000.

         This prospectus provides you with a general description of the securities that we may offer and the terms of the offering. Each time we offer securities, we will provide a prospectus supplement that will contain specific descriptions of those securities and the offering terms. The prospectus supplement may also add to, update or otherwise change information contained in this prospectus. The documents incorporated in this prospectus by reference and the registration statement that we filed with the SEC, including exhibits to the registration statement, provide more detail on the matters discussed in this prospectus. In making your investment decision, you should carefully read this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

         We file with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy or information statements, which are incorporated by reference in this prospectus as described under the heading "Incorporation of Information Filed With the SEC" below. The public may read and copy the reports and other information that we file with the SEC at their public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can be obtained from the Public Reference Section of the SEC in Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         You may also obtain information about us from the following regional offices of the SEC: Seven World Trade Center, 13th Floor, New York, New York
10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511.

         The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding United Dominion and other issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

         This prospectus omits certain information included in the registration statement and its exhibits. Statements made in this prospectus as to the contents of any contract, agreement or other document that is an exhibit to the registration statement are only summaries and are not complete. We refer you to the relevant exhibits for a more complete description of the matter involved. Each statement regarding an exhibit is qualified by the text of the relevant document.

                 INCORPORATION OF INFORMATION FILED WITH THE SEC

         We are "incorporating by reference" certain information that we have filed with the SEC, which means:

         o        incorporated documents are considered part of this prospectus;
         o we are disclosing important information to you by referring you to those documents; and
         o information that we file with the SEC will automatically update and supersede this prospectus.

         We incorporate by reference the documents listed below that we filed with the SEC under the Securities Exchange Act of 1934:

         o        Annual  Report on Form 10-K for the year  ended  December  31,
                  1998;
         o        Quarterly  Report on Form 10-Q for the quarter ended March 31,
                  1999;
         o        Quarterly  Report on Form 10-Q for the quarter  ended June 30,
                  1999;
         o        Quarterly  Report on Form 10-Q for the quarter ended September
                  30, 1999;
         o        Consent Report on Form 8-K dated October 23, 1998;
         o        Current Report on Form 8-K dated January 20, 1999;
         o        Current Report on Form 8-K dated March 29, 1999; and
         o The description of our common stock contained in our Registration Statement on Form 8A dated April 19, 1990, including any amendment filed for the purpose of updating that description.

         We also incorporate by reference each of the following documents that we may file with the SEC after the date of this prospectus:

         o        Reports  filed under  Sections  13(a) and (c) of the  Exchange
                  Act;
         o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting; and
         o        Any reports filed under Section 15(d) of the Exchange Act.

         We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information incorporated by reference upon written or oral request at no cost to the requester. Requests must be made to:

                           United Dominion Realty Trust, Inc.
                           10 South Sixth Street
                           Richmond, Virginia 23219-3802
                           Attention:  Investor Relations
                           (804) 780-2691.

         You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, as well as information that we filed with the SEC before the date of this prospectus and incorporated by reference in this prospectus, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

         This prospectus and the registration statement, and the reports, proxy statements and other information that we have filed with the SEC, which we incorporate by reference in this prospectus, may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. The words "anticipate," "believe," "estimate," "expect," "project" and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements.

         We have based these forward-looking statements largely on our expectations as well as assumptions that we have made and information currently available to our management. Although we believe that our expectations and assumptions are reasonable, they are subject to a number or risks and uncertainties, some of which are beyond our control, and we therefore can give no assurance that they will in fact be realized. Forward-looking statements that are dependent upon realization of our assumptions and expectations include, but are not limited to, those discussing:

         o        our declaration or payment of distributions;
         o our potential developments or acquisitions or dispositions of properties, assets or other public or private companies;
         o        our    policies    regarding    investments,     indebtedness,
                  acquisitions, dispositions, financings, conflicts of interest and other matters;
         o        our qualification as a REIT under the Internal Revenue Code;
         o        the real estate markets in which we operate and in general;
         o        the availability of debt and equity financing;
         o        interest rates;
         o        general economic conditions; and
         o        trends  affecting  our  financial   condition  or  results  of
                  operations.

         We  undertake  no   obligation   to  publicly   update  or  revise  any
forward-looking statements, whether as a result of new information, future events or otherwise.

                       UNITED DOMINION REALTY TRUST, INC.

         United Dominion operates in one defined business segment as an owner, operator, renovator and developer with activities related to the ownership, acquisition, development, management and strategic disposition of multifamily apartment communities nationwide. Our strategy is to be a national, highly efficient provider of quality apartment homes. During the past several years, we have implemented this strategy through:

         o the acquisition of portfolios and mergers with companies primarily in different markets and different regions;

         o        the acquisition of higher quality communities;

         o the disposition of communities that do not meet our long-term strategic objectives due to location, size, age, quality and/or operating performance;

         o the development of higher quality apartment communities in target markets that can provide higher returns on investment;

         o        the  upgrade  of  our  communities   through  various  capital
                  investments and through the addition of revenue enhancing and/or expense reducing features;

         o        the hiring of experienced corporate and operations staff; and

         o        the investment in efficient, scalable systems.

         We seek to be a market leader by operating a sufficiently sized portfolio of apartments within each of our targeted markets in order to reduce operating costs through economies of scale and management efficiencies. We believe that geographic market diversification increases investment opportunity and decreases the risk associated with cyclical local real estate markets and economies.

         At September 30, 1999, we owned 318 communities with 85,216 apartment homes nationwide. In addition, we had apartment communities with approximately 2,000 apartment homes under development. Our apartment communities consist primarily of upper and middle income garden and townhouse communities. Most of the communities are considered to be "A" and "B" quality, that compete at or near the top of their respective markets. "A" grade communities are generally properties less than five years old with superior amenity packages. "B" grade communities are generally either of 1980s construction, located in good neighborhoods, or renovated 1970s construction in good neighborhoods. We believe that these well located apartments offer us a good combination of current income and longer-term income growth.

         We intend to continue to qualify as a REIT under the applicable provisions of the federal income tax laws. To qualify, we must satisfy various tests that, among other things, require that our assets consist primarily of real estate, our income be derived primarily from real estate and at least 95% of our taxable income be distributed to our shareholders. Because we qualify as a REIT, we are generally not subject to federal income taxes. For a more complete discussion of the tax related consequences of our being a REIT, see the section entitled "Federal Income Tax Consequences of United Dominion's Status as a REIT" in this prospectus.

         United Dominion is a Virginia corporation and a self-managed real estate investment trust. Our common stock is traded on The New York Stock
Exchange under the symbol "UDR." Our principal office is at 10 South Sixth Street, Richmond, Virginia 23219-3802. Our telephone number is (804) 780-2691, our E-mail address is ir@udrt.com, and our Internet address is http://www.udrt.com.

                                 USE OF PROCEEDS

         Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for one or more of the following:

         o        to repay indebtedness;
         o        to fund improvements to properties;
         o        to acquire and develop additional properties; and
         o        for other general corporate purposes.

The prospectus supplement may also include the allocation of the net proceeds from the sale of our securities among the various uses listed above.

         We may temporarily invest any proceeds that are not immediately applied to the above purposes in U.S. government or agency obligations, commercial paper, bank certificates of deposit or repurchase agreements collateralized by U.S. government or agency obligations. We may also deposit the proceeds with banks.

  RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO COMBINED FIXED
                         CHARGES AND PREFERRED DIVIDENDS

         The following table sets forth United Dominion's consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods shown.

                                                                Year Ended December 31,
                                         -------------------------------------------------------      Nine Months Ended
                                            1994       1995        1996        1997      1998         September 30, 1999
                                            ----       ----        ----        ----      ----         ------------------
Ratio of earnings to fixed charges....     1.69x       1.81x      1.73x       1.82x      1.63x              1.63x
Ratio of earnings to combined fixed
   charges and preferred stock              1.69       1.56        1.45        1.51      1.34                1.32
dividends.............................

         The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by the total of fixed charges and preferred stock dividends. For purposes of computing these ratios, earnings consist of income before extraordinary items plus fixed charges other than capitalized interest, and fixed charges consist of interest on borrowed funds (including capitalized interest) and amortization of debt discount and expense.

                       DESCRIPTION OF OUR DEBT SECURITIES

         The following is a description of the material terms of our debt securities. We will provide additional terms of our debt securities in a prospectus supplement.

         As required by federal law for all publicly offered notes and debentures, the debt securities that we may offer with this prospectus are governed by documents called "indentures." We will issue senior debt securities under an Indenture, dated as of November 1, 1995, between United Dominion and First Union National Bank, as trustee. We refer to this indenture as the "Senior Indenture." We will issue our subordinated debt securities under the Indenture, dated as of August 1, 1994, between United Dominion and Crestar Bank, as trustee. We refer to this indenture as the "Subordinated Indenture." As trustees, First Union and Crestar serve two roles. First, the trustees can enforce your rights against us should we default on the debt securities. Second, the trustees assist in administering our obligations under the debt securities, such as payments of interest.

         Below, we describe the indentures and summarize some of their provisions. However, we have not described every aspect of the debt securities. You should refer to the actual indentures for a complete description of their provisions and the definitions of terms used in them. In this prospectus, we provide only the definitions for some of the more important terms in the indentures. Wherever we refer to defined terms of the indentures in this prospectus or in the prospectus supplement, we are incorporating by reference those defined terms.

         The indentures are exhibits to the registration statement. See "Where You Can Find More Information" for information on how to obtain a copy of the indentures for your review.

General Terms of Our Debt Securities

         We may offer with this prospectus up to $700,000,000 in aggregate principal amount of unsecured debt obligations. However, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, except that the Senior Indenture contains limitations on the amount of indebtedness that we may incur. See "-- Covenants Applicable to Our Senior Debt Securities."

         The senior debt securities will be unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated indebtedness.

         The subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to all senior debt.

         Each indenture allows for any one or more series of debt securities to have one or more trustees. Any trustee under either indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Unless this prospectus states differently, each trustee of a series of debt securities may take any action that United Dominion may take under the applicable indenture.

         The prospectus supplement will describe the particular terms of each series of debt securities, as well as any modifications or additions to the general terms of the indenture applicable to the series of debt securities. This description will contain all or some of the following as applicable:

         o the title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

         o the aggregate principal amount of the debt securities being offered, the aggregate principal amount of debt securities outstanding, and any limit on the principal amount, including the aggregate principal amount of debt securities authorized;

         o the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount payable upon declaration of acceleration of their maturity, or, if applicable, the portion of the principal amount of the debt securities that is convertible into United Dominion capital stock, or the method for determining the portion;

         o if convertible, in connection with the preservation of our status as a REIT, any applicable limitations on the ownership or transferability of our capital stock into which the debt securities are convertible;

         o the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable and the amount of principal payable on the debt securities;

         o the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method for determining the rate or rates, the date or dates from which the interest will accrue or the method for determining the date or dates, the interest payment dates on which any interest will be payable and the regular record dates for the interest payment dates or the method for determining the dates, the person to whom interest should be payable, and the basis for calculating interest if other than that of a 360-day year consisting of twelve 30-day months;

         o the place or places where the principal of, and any premium or make-whole amount as defined in each indenture, any interest on, and any additional amounts payable in respect of, the debt securities will be payable, where holders of debt securities may surrender for registration of transfer or exchange, and where holders may serve notices or demands to or upon United Dominion in respect of the debt securities and the applicable indenture;

         o the period or periods within which, the price or prices, including any premium or make-whole amount, at which, the currency or currencies, currency unit or units or composite currency or currencies in which and other terms and conditions upon which the debt securities may be redeemed in whole or in part at our option, if we have the option;

         o our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to the obligation;

         o if other than United States dollars, the currency or currencies in which the debt securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies;

         o whether the amount of payments of principal of, and any premium or make-whole amount, or any interest on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices, and the manner for determining the amounts;

         o whether the principal of, and any premium or make-whole amount, or any interest or additional amounts on the debt securities are to be payable, at the election of United Dominion or a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;

         o provisions, if any, granting special rights to the holders of the debt securities upon the occurrence of specified events;

         o any deletions from, modifications of or additions to the events of default or covenants of United Dominion with respect to the debt securities, whether or not the events of default or covenants are consistent with the events of default or covenants set forth in the applicable indenture;

         o whether the debt securities will be issued in certificated or book-entry form;

         o the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture;

         o whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of the option; and

         o any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

         The debt securities may be original issue discount securities, which are debt securities that may provide for less than their entire principal amount to be payable upon declaration of acceleration of their maturity. Special United States federal income tax, accounting and other considerations applicable to
original  issue  discount   securities  will  be  described  in  the  prospectus
supplement.

         We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision.

Denominations, Interest, Registration and Transfer

         Unless the prospectus supplement states differently, the debt securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples of $1,000. Unless the prospectus supplement states differently, the debt securities of any series issued in bearer form will be issuable in denominations of $5,000.

         Unless the prospectus supplement provides differently, the trustees will pay the principal of and any premium and interest on the debt securities and will register the transfer of any debt securities at their offices. However, at our option, we may distribute interest payments by mailing a check to the address of each holder of debt securities that appears on the register for the debt securities.

         Any interest on a debt security not punctually paid or duly provided for on any interest payment date will cease to be payable to the holder on the applicable regular record date. This defaulted interest may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest. United Dominion will set the special record date and give the holder of the debt security at least 10 days' prior notice. In the alternative, this defaulted interest may be paid at any time in any other lawful manner, all as more completely described in the applicable indenture.

         Subject to any limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender to the applicable trustee of the debt securities. In addition, subject to any limitations imposed upon debt securities issued in book-entry form, a holder may surrender the debt securities to the trustee for conversion or registration of transfer. Every debt security surrendered for conversion, registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer from the holder. A holder will not have to pay a service charge for any registration of transfer or exchange of any debt securities, but United Dominion may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

         If the prospectus supplement refers to any transfer agent, in addition to the applicable trustee that United Dominion initially designated with respect to any series of debt securities, United Dominion may at any time rescind the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that United Dominion will be required to maintain a transfer agent in each place of payment for the series. United Dominion may at any time designate additional transfer agents with respect to any series of debt securities.

         Neither United Dominion nor the trustees will be required to:

         o issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

         o register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

         o issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder's option, except the portion, if any, of the debt security not to be repaid.


Merger, Consolidation or Sale

         We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

         o either we will be the continuing entity, or the successor entity formed by or resulting from the consolidation or merger or that will have received the transfer of the assets is a person organized and existing under the laws of the United States or any state and will expressly assume payment of the principal of, and any premium or make-whole amount, and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each indenture;

         o immediately after giving effect to the transaction and treating any resulting indebtedness that becomes our or any subsidiary's obligation as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

         o we receive an Officers' Certificate and legal opinion as to compliance with these conditions.

Covenants Applicable to Our Senior Debt Securities

         Senior Indenture Limitations on Incurrence of Debt. The Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of the Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of, without duplication:

         o our Total Assets (as defined below) as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC, or, if the filing is not permitted under the Exchange Act, with the trustee, prior to the incurrence of the additional Debt; and

         o the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of the additional Debt.

The Subordinated Indenture does not limit the incurrence of Debt.

         In addition to the foregoing limitation on the incurrence of Debt, the Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any subsidiary's property if, immediately after giving effect to the incurrence of the Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt on a consolidated basis that is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or any subsidiary's property is greater than 40% of our Total Assets.

         In addition to the foregoing limitations on the incurrence of Debt, the Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred will have been less than 1.5, on a pro forma basis after giving effect to the Debt and to the application of the proceeds from the Debt, and calculated on the assumption that:

         o the Debt and any other Debt that we have incurred since the first day of the four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of the period;

         o our repayment or retirement of any other Debt since the first day of the four-quarter period had been incurred, repaid or retired at the beginning of the period, except that, in making the computation, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of the Debt during the period;

         o in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation; and

         o in the case of our acquisition or disposition of any asset or group of assets since the first day of the four-quarter period, whether by merger, stock purchase or sale, or asset purchase or the acquisition or disposition or any related repayment of Debt had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.

         The following terms used in the covenants summarized above have the indicated meanings:

         "Acquired Debt" means Debt of a person (i) existing at the time the person becomes a subsidiary or (ii) assumed in connection with the acquisition of assets from the person, in each case, other than Debt incurred in connection with, or in contemplation of, the person becoming a subsidiary or the acquisition. Acquired Debt will be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.

         "Annual Service Charge" as of any date means the maximum amount that is payable in any period for interest on, and original issue discount of, our Debt and the amount of dividends that are payable in respect of any Disqualified Stock (as defined below).

         "Capital Stock" means, with respect to any person, any capital stock, including preferred stock, shares, interests, participations or other ownership interests, however designated, of the person and any rights, other than debt securities convertible into or exchangeable for corporate stock, warrants or options to purchase any capital stock.

         "Consolidated Income Available for Debt Service" for any period means Funds from Operations (as defined below) plus amounts that have been deducted for interest on Debt.

         "Debt" of United Dominion or any subsidiary means any indebtedness of United Dominion, or any subsidiary, whether or not contingent, in respect of, without duplication:

         o borrowed money or evidenced by bonds, notes, debentures or similar instruments;

         o indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by United Dominion or any subsidiary;

         o the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement;

         o the principal amount of all obligations of United Dominion or any subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock; or

         o any lease of property by United Dominion or any subsidiary as lessee that is reflected on United Dominion's consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under the first three bullet points above, that any of the items, other than letters of credit, would appear as a liability on United Dominion's consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of United Dominion or any subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, Debt of another person, other than United Dominion or any subsidiary.

Debt will be deemed to be incurred by us or any subsidiary whenever we or a subsidiary creates, assumes, guarantees or otherwise becomes liable for that Debt.

         "Disqualified Stock" means, with respect to any person, any capital stock of the person that by the terms of the capital stock, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, upon the happening of any event or otherwise:

         o matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise;

         o is convertible into or exchangeable or exercisable for Debt or Disqualified Stock; or

         o is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the series of debt securities.

         "Funds From Operations" for any period means income before gains or losses on investments and extraordinary items plus amounts that have been deducted, and minus amounts that have been added, for the following items, without duplication:

         o        provision for preferred stock dividends;

         o        provision for property depreciation and amortization; and

         o the effect of any adjustments for significant non-recurring items, including any noncash charge resulting from a change in accounting principles in determining income before gains or losses on investments and extraordinary items for the period, as reflected in our financial statements for the period determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Total Assets" as of any date means the sum of:

         o        our Undepreciated Real Estate Assets; and

         o        all  of  our  other  assets   determined  in  accordance  with
                  generally  accepted  accounting   principles,   but  excluding
                  intangibles.

         "Undepreciated Real Estate Assets" as of any date means the original cost plus capital improvements of our real estate assets on the date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

         Except as described above, the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. However, our Charter includes provisions for mandatory redemption and stopping transfer of our common stock designed to preserve our status as a REIT. The Internal Revenue Code of 1986 provides that concentration of more than 50% in value of direct or indirect ownership of common stock in five or fewer individual shareholders during the last six months of any year will result in our disqualification as a REIT. Enforcement of the provisions of our Charter would prevent this concentration and, therefore, prevent or hinder a change of control. You should refer to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of United Dominion that are described in this section, including any addition of a covenant or other provision providing event risk or similar protection.

Covenants Applicable to All Debt Securities

         Existence. Except as described above under "--Merger, Consolidation or Sale," we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights, both under our Charter and statutory, and franchises. However, we will not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities of any series.

         Maintenance of Properties. We will cause all of our properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that our business may be properly and advantageously conducted at all times. However, we will not be prevented from selling or otherwise disposing of for value our properties in the ordinary course of business.

         Insurance. We will, and will cause each of our subsidiaries to, keep all of our insurable properties insured against loss or damage in an amount at least equal to their then full insurable value with financially sound and reputable insurance companies.

         Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before the same will become delinquent:

         o all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our or any subsidiary's income, profits or property; and

         o        all lawful claims for labor,  materials and supplies  that, if
                  unpaid,   might  by  law   become  a  lien  upon  our  or  any
                  subsidiary's property.

However, we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         Provision of Financial Information. Whether or not we are subject to Sections 13 or 15(d) of the Exchange Act, we will, to the extent permitted under the Exchange Act, file with the SEC in a timely fashion the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Sections 13 and 15(d). We will also in any event:

         o        within 15 days of each required filing date

                  - transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, without cost to the holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

                  - file with the trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

         o if our filing the documents with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the documents to any prospective holder.

Events of Default, Notice and Waiver

         Each indenture provides that the following events are "events of default" with respect to any issued series of debt securities:

         o default for 30 days in the payment of any installment of interest or additional amounts payable on any debt security of the series;

         o default in the payment of the principal of, or any premium or make-whole amount on any debt security of the series at its maturity;

         o default in making any sinking fund payment as required for any debt security of the series;

         o default in the performance of any other covenant of United Dominion contained in the indenture, other than a covenant added to the indenture solely for the benefit of a series of debt securities issued under the indenture other than the series, continued for 60 days after written notice as provided in the indenture;

         o default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by United Dominion, or by any subsidiary, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $10,000,000, whether the indebtedness now exists or will later be created, which default will have resulted in the indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, without the acceleration having been rescinded or annulled within 10 days after written notice as provided in the indenture;

         o the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against United Dominion or any subsidiary in an aggregate amount, excluding amounts covered by insurance, in excess of $10,000,000 and those judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts covered by insurance, in excess of $10,000,000 for a period of 30 consecutive days;

         o certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of United Dominion or any significant subsidiary or for all or substantially all of either of their property; and

         o any other event of default provided with respect to the series of debt securities.

         The term "significant subsidiary" means each significant subsidiary, as defined in Regulation S-X promulgated under the Securities Act, of United Dominion.

         If an event of default under either indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in their terms, of, and any make-whole amount on, all of the debt securities of that series to be due and payable immediately by written notice to United Dominion, and to the trustee if given by the holders. However, at any time after the declaration of acceleration with respect to debt securities of the series, or of all debt securities then outstanding under the applicable indenture, as the case may be, has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of the series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may rescind and annul the declaration and its consequences if:

         o United Dominion will have deposited with the trustee all required payments of the principal of and any premium or make-whole amount and interest, and any additional amounts, on the debt securities of the series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus certain fees, expenses, disbursements and advances of the trustee; and

         o all events of default, other than the nonpayment of accelerated principal, or specified portion thereof and any premium or make-whole amount, or interest, with respect to the debt securities of the series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the indenture.

         Each indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to the series and its consequences, except a default:

         o in the payment of the principal of, or any premium or make-whole amount, or interest or additional amounts payable on any debt security of the series; or

         o in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each affected outstanding debt security.

         Each trustee is required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture. However, the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of, or any premium or make-whole amount, or interest or additional amounts payable, on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series, if the trustee considers the withholding to be in the interest of the holders.

         Each indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee for 60 days to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of reasonable indemnity This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, interest on and additional amounts payable with respect to, the debt securities at their respective due dates.

Modification of the Indentures

         United Dominion and the applicable trustee may modify and amend either indenture with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture affected by the modification or amendment. However, we must have the consent of the holders of all affected outstanding debt securities to:

         o change the stated maturity of the principal of, or any premium or make-whole amount, or any installment of principal of or interest or additional amounts payable on, any debt security;

         o reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, or any additional amounts payable with respect to, any debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

         o change the place of payment, or the coin or currency, for payment of principal of, and any premium or make-whole amount, or interest on, or any additional amounts payable with respect to, a debt security;

         o impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

         o reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with any provisions of that indenture or any defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

         o modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

         The holders of not less than a majority in principal amount of outstanding debt securities issued under either indenture have the right to waive our compliance with some covenants in the indenture.

Subordination

         Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all senior debt. Our obligation to make payment of the principal and interest on the subordinated debt securities will not otherwise be affected.

         No payment of principal or interest may be made on the subordinated debt securities at any time if a default on senior debt exists that permits the holders of the senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders have been applied to the payment of senior debt. By reason of this subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities.

         Senior debt is defined in the Subordinated Indenture as the principal of and interest on, or substantially similar payments to be made by United Dominion in respect of, the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred, created or assumed:

         o        indebtedness   of  United   Dominion  for  money  borrowed  or
                  represented by purchase-money obligations;

         o indebtedness of United Dominion evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument;

         o obligations of United Dominion as lessee under leases of property either made as part of any sale and leaseback transaction to which United Dominion is a party or otherwise;

         o indebtedness of partnerships and joint ventures that is included in the consolidated financial statements of United Dominion;

         o indebtedness, obligations and liabilities of others in respect of which United Dominion is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which United Dominion has agreed to purchase or otherwise acquire; and

         o any binding commitment of United Dominion to fund any real estate investment or to fund any investment in any entity making a real estate investment, in each case other than the following:

                  - any indebtedness, obligation or liability referred to in the above bullet points as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that the indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks pari passu with the subordinated debt securities;

                  - any indebtedness, obligation or liability that is subordinated to indebtedness of United Dominion to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

                  -        the subordinated debt securities.

         At September 30, 1999, our senior debt aggregated approximately $2.2 billion.

Discharge, Defeasance and Covenant Defeasance

         Under each indenture, United Dominion may discharge certain obligations to holders of any series of debt securities issued under an indenture that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and any premium or make-whole amount, and interest and any additional amounts payable to the date of the deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.

         Each indenture provides that, if the provisions of its Article Fourteen are made applicable to the debt securities of or within any series pursuant the indenture, United Dominion may elect:

         o "defeasance," which is to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

         o "covenant defeasance," which is to be released from our obligations with respect to the debt securities under provisions of each indenture described under "Covenants
                  Applicable to Our Senior Debt Securities" and "Covenants Applicable to All Debt Securities," or, if provided pursuant to Section 301 of each indenture, our obligations with respect to any other covenant, and any omission to comply with the obligations will not constitute a default or an event or default with respect to the debt securities.

In either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or currency units or composite currency or currencies in which the debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to the debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

         Such a trust may only be established if, among other things, United Dominion has delivered to the applicable trustee an opinion of counsel, as specified in each indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the indenture.

         "Government Obligations" means securities that are:

         o direct obligations of the United States of America or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

         o obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government that issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or any other government, which, in either case, are not callable or redeemable at the option of the issuer, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

         Unless otherwise provided in the prospectus supplement, if after United Dominion has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series,

         o the holder of a debt security of the series is entitled to, and does, elect pursuant to Section 301 of the indenture or the terms of the debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt security; or

         o a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium or make-whole amount, and interest on the debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of the debt
                  security  into  the  currency,   currency  unit  or  composite
                  currency in which the debt security becomes payable as a result of the election or cessation of usage based on the applicable market exchange rate.

         "Conversion Event" means the cessation of use of:

         o a currency, currency unit or composite currency, other than the ECU or other currency unit, both by the government of the country that issued the currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

         o the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

         o any currency unit or composite currency other than the ECU for the purposes for which it was established.

Unless otherwise provided in the prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in United States dollars.

         If United Dominion effects covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. This situation will not apply in the case of an event of default described in the fourth bullet point under "--Events of Default, Notice and Waiver" of either indenture, which sections would no longer be applicable to the debt securities or described in the last bullet point under "--Events of Default, Notice and Waiver" with respect to a covenant as to which there has been covenant defeasance. However, we would remain liable to make payment of the amounts due at the time of acceleration.

         The prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

         The terms and conditions, if any, upon which the debt securities are convertible into United Dominion capital stock will be set forth in the applicable prospectus supplement. The terms will include:

         o whether the debt securities are convertible into capital stock;

         o        the conversion price, or its manner of calculation;

         o        the conversion period;

         o provisions as to whether conversion will be at the option of the holders or United Dominion;

         o        the events  requiring an adjustment of the  conversion  price;
                  and

         o provisions affecting conversion in the event of the redemption of the debt securities.

Book-Entry System

         We may issue the debt securities of a series as one or more fully registered global securities. We will deposit the global securities with, or on behalf of, a depository bank identified in the prospectus supplement relating to the series. We will register the global securities in the name of the depository bank or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by the global security or securities. Until any global security is exchanged in whole or in part for debt securities in definitive certificated form, the depository bank or its nominee may not transfer the global certificate except to each other, another nominee or to their successors and except as described in the applicable prospectus supplement.

         The prospectus supplement will describe the specific terms of the depository arrangement with respect to a series of debt securities that a global security will represent. We anticipate that the following provisions will apply to all depository arrangements.

         Upon the issuance of any global security, and the deposit of the global security with or on behalf of the depository bank for the global security, the depository bank will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions, also referred to as "participants," that have accounts with the depository bank or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution or placement of the debt securities or by us, if we offer and sell the debt securities directly. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants.

         Ownership of beneficial interests by participants in the global security will be shown by book-keeping entries on, and the transfer of that ownership interest will be effected only through book-keeping entries to, records maintained by the depository bank or its nominee for the global security. Ownership of beneficial interests in the global security by persons that hold through participants will be shown by book-keeping entries on, and the transfer of that ownership interest among or through the participants will be effected only through book-keeping entries to, records maintained by the participants.

         The laws of some jurisdictions require that some of the purchasers of securities take physical delivery of the securities in definitive certificated form rather than book-entry form. Such laws may impair the ability to own, transfer or pledge beneficial interests in any global security.

         So long as the depository bank for a global security or its nominee is the registered owner of the global security, the depository bank or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as described below or otherwise specified in the applicable prospectus supplement, owners of beneficial interests in a global security:

         o will not be entitled to have debt securities of the series represented by the global security registered in their names;

         o will not receive or be entitled to receive physical delivery of debt securities of the series in definitive certificated form; and

         o will not be considered the holders thereof for any purposes under the indenture.

         Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository bank and, if the person is not a participant, on the procedures of the participant through which the person directly or indirectly owns its interest, to exercise any rights of a holder under the indenture. The indenture provides that the depository bank may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the indenture.

         We understand that under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action that a holder is entitled to give or take under the indenture, the depository bank for the global security would authorize the participants holding the relevant beneficial interest to give notice or take action, and the participants would authorize beneficial owners owning through the participants to give notice or take action or would otherwise act upon the instructions of beneficial owners owning through them.

         Principal and any premium and interest payments on debt securities represented by a global security registered in the name of a depository bank or its nominee will be made to the depository bank or its nominee, as the case may be, as the registered owner of the global security. None of us, the trustee or any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         We expect that the depository bank for any series of debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository bank. We also expect that payments by participants to owners of beneficial interests in the global security or securities held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of the participants.

         If the depository bank for any series of debt securities represented by a global security is at any time unwilling or unable to continue as depository bank and we do not appoint a successor depository bank within 90 days, we will issue the debt securities in definitive certificated form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a series represented by one or more global securities and, in the event, will issue debt securities of the series in definitive certificated form in exchange for the global security representing the series of debt securities.

         Debt securities of the series issued in definitive certificated form will, except as described in the applicable prospectus supplement, be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form.

Trustees

         First Union National Bank is the trustee under the Senior Indenture. Crestar Bank is the trustee under the Subordinated Indenture. Both First Union National Bank and Crestar Bank have lending relationships with us.

                        DESCRIPTION OF OUR CAPITAL STOCK

General

         The following is a summary of some of the important terms of our capital stock. You should review the applicable Virginia law and our Charter and our Restated Bylaws for a more complete description of our capital stock.

         United Dominion is authorized to issue 150,000,000 shares of common stock, $1 par value, and 25,000,000 shares of preferred stock, no par value. The preferred stock is issuable in series designated by our Board of Directors, which has designated four series: 9.25% Series A Cumulative Redeemable Preferred Stock, 8.60% Series B Cumulative Redeemable Preferred Stock , Series C Junior Participating Cumulative Redeemable Preferred Stock and Series D Cumulative Convertible Redeemable Preferred Stock. At November 9, 1999, there were outstanding 102,996,532 shares of common stock, 4,200,000 shares of Series A Preferred Stock, 6,000,000 shares of Series B Preferred Stock and 8,000,000 shares of Series D Preferred Stock. No shares of Series C Preferred Stock have been issued, and we will not issue any shares of Series C Preferred Stock except upon the exercise of rights as described below under "--Rights to Purchase Series C Preferred Stock." We will not issue additional shares of any outstanding series of preferred stock.

Common Stock

         Holders of our common stock are entitled to receive dividends when and as declared by the Board of Directors after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of our preferred stock then outstanding. Holders of our common stock have one vote per share and non-cumulative voting rights, which means that holders of more than 50% of the shares voting can elect all of the directors if they choose to do so, and, in the event, the holders of the remaining shares will not be able to elect any directors. In the event of our voluntary or involuntary liquidation or dissolution, holders of our common stock are entitled to share ratably in our distributable assets remaining after satisfaction of the prior preferential rights of our preferred stock and the satisfaction of all of our debts and liabilities. Holders of our common stock do not have preemptive rights.

         The dividend and liquidation rights of holders of our common stock are specifically limited by the terms of the outstanding preferred stock, which provide that no dividends will be declared or paid or on the common stock unless the accrued dividends on each series of outstanding preferred stock have been fully paid or declared and set apart for payment, and that in the event of any liquidation, dissolution or winding up of United Dominion, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to shareholders the liquidation preference of that series before any amount is distributed to common shareholders.

         The transfer agent for our common stock is ChaseMellon Shareholder Services, L.L.C., Ridgefield Park, New Jersey. Our common stock is traded on the NYSE under the symbol "UDR."

Preferred Stock

         The following description sets forth general terms and provisions of our preferred stock. Specific terms of any series of preferred stock offered by a prospectus supplement will be described in that prospectus supplement. You should review our Charter for a more complete description of the preferences, limitations and relative rights of a particular series of preferred stock.

         General. Under our Charter, the Board of Directors is authorized, without further shareholder action, to provide for the issuance of up to 25,000,000 shares of preferred stock, in one or more series, with the voting powers and with the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as the Board of Directors will approve.

         Our preferred stock will have the dividend, liquidation, redemption, conversion and voting rights set forth below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. In an offering of a series of our preferred stock, the prospectus supplement will provide specific terms of the series, including:

         o        the  title  and  liquidation   preference  per  share  of  the
                  preferred stock and the number of shares offered;

         o        the price at which the series will be issued;

         o the dividend rate or method of its calculation, the dates on which dividends will be payable and the dates from which dividends will commence to accumulate;

         o        any redemption or sinking fund provisions of the series;

         o        any conversion provisions of the series; and

         o any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the series.

         Our preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of preferred stock and, in all cases, will be senior to the common stock.

         Dividend Rights. Holders of preferred stock of each series will be entitled to receive, when declared by the Board of Directors, cash dividends at the rates and on the dates as set forth in the prospectus supplement relating to the series of preferred stock. The rate may be fixed or variable or both and may be cumulative, noncumulative or partially cumulative.

         If the prospectus supplement provides, as long as any shares of preferred stock are outstanding, no dividends will be declared or paid or any distributions be made on the common stock, other than a dividend payable in common stock, unless the accrued dividends on each series of preferred stock have been fully paid or declared and set apart for payment and United Dominion will have set apart all amounts, if any, required to be set apart for all sinking funds, if any, for each series of preferred stock.

         If the prospectus supplement so provides, when dividends are not paid in full upon any series of preferred stock and any other series of preferred stock ranking on a parity as to dividends with the series of preferred stock, all dividends declared upon the series of preferred stock and any other series of preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on the series of preferred stock and the other series will in all cases bear to each other the same ratio that accrued dividends per share on the series of preferred stock and the other series bear to each other.

         Each series of preferred stock will be entitled to dividends as described in the prospectus supplement relating to the series, which may be based upon one or more methods of determination. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

         Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of United Dominion, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to shareholders the amount stated or determined on the basis set forth in the prospectus supplement relating to the series. This distribution may include accrued dividends, if the liquidation, dissolution or winding up is involuntary. If the liquidation, dissolution or winding up is voluntary the distribution may equal the current redemption price per share provided for the series set forth in the prospectus supplement, otherwise than for the sinking fund, if any, provided for the series. Any preferential basis for the distribution will be set forth in the prospectus supplement.

         If, upon any voluntary or involuntary liquidation, dissolution or winding up of United Dominion, the amounts payable with respect to preferred stock of any series and any other shares of stock of United Dominion ranking as to any such distribution on a parity with the series of preferred stock are not paid in full, the holders of preferred stock of the series and of the other shares will share ratably in any distribution of our assets in proportion to the full respective preferential amounts to which they are entitled or on such other basis as is set forth in the applicable prospectus supplement. The rights, if any, of the holders of any series of preferred stock to participate in our remaining assets after the holders of other series of preferred stock have been paid their respective specified liquidation preferences upon any liquidation, dissolution or winding up of United Dominion will be described in the prospectus supplement relating to the series.

         Redemption. A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times, the redemption prices and for the types of consideration set forth in the prospectus supplement relating to the series. The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the series that we will redeem in each year commencing after a specified date at a specified redemption price per share, together with an amount equal to any accrued and unpaid dividends to the date of redemption.

         If, after  giving  notice of  redemption  to the holders of a series of preferred stock, United Dominion deposits with a designated bank funds sufficient to redeem the preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right to convert the shares into other classes of capital stock of United Dominion. The prospectus supplement will set forth the redemption price relating to a particular series of preferred stock.

         Except as indicated in the applicable prospectus supplement, the preferred stock is not subject to any mandatory redemption at the option of the holder.

         Sinking Fund. The prospectus supplement for any series of preferred stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

         Conversion Rights. The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into shares of common stock or another series of preferred stock. The preferred stock will have no preemptive rights.

         Voting Rights. Except as indicated in the prospectus supplement relating to a particular series of preferred stock, or except as expressly required by Virginia law, a holder of preferred stock will not be entitled to vote. Except as indicated in the prospectus supplement relating to a particular series of preferred stock, in the event United Dominion issues full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of the series of preferred stock are entitled to vote.

         Under Virginia law, the affirmative vote of the holders of a majority of the outstanding shares of all series of preferred stock, voting as a separate voting group, will be required for:

         o the authorization of any class of stock ranking prior to or on parity with preferred stock or the increase in the number of authorized shares of any such stock;

         o any increase in the number of authorized shares of preferred stock; and

         o certain amendments to our Charter that may be adverse to the rights of outstanding preferred stock.

         Transfer Agent and Registrar. The prospectus supplement will state our selection for the transfer agent, registrar and dividend disbursement agent for a series of preferred stock. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of preferred stock have the right to vote on any matter.

Rights to Purchase Series C Preferred Stock

         Pursuant to our shareholder rights plan, each share of common stock has attached to it one right to purchase from United Dominion one one-thousandth of a share of Series C Preferred Stock. Each one one-thousandth of a share of Series C Preferred Stock is structured to be the equivalent of one share of common stock. The exercise price of the rights is $45.00, subject to adjustment. For a discussion of the impact of our shareholder rights plan, you should refer to the subsection entitled "Risk of Investment -- The Ability of Our Shareholders to Control Our Policies and Affect a Change of Control of Our Company is Limited, Which May Not Be in Our Shareholders' Best Interests."

         The rights will separate from the common stock and a distribution of certificates evidencing the rights will occur upon the earlier of:

         o 10 business days following a public announcement that a person or group of related persons has acquired, or obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of common stock; or

         o 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning more than 15% of the outstanding shares of common stock.

         The rights will expire at the close of business on February 4, 2008, unless we redeem or exchange them earlier.

Series C Preferred Stock

         The Series C Preferred Stock is junior to all other outstanding series of preferred stock in respect of rights to receive dividends and to participate in distributions or payments in the event of our liquidation, dissolution or winding up. The Series C Preferred Stock is senior to the common stock and, as to dividends and upon liquidation, any of our other capital stock that ranks junior to the Series C Preferred Stock.

         Holders of shares of the Series C Preferred Stock are be entitled to receive cumulative preferential cash dividends payable quarterly in an amount per share equal to:

         o        the greater of

                  -        $.01 or

                  - 1,000 times the aggregate per share amount of all cash dividends; and

         o 1,000 times the aggregate per share amount, payable in kind, of all non-cash dividends or other distributions, other than dividends payable in shares of common stock, declared on the common stock since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Series C Preferred Stock.

         In the event of any liquidation, dissolution or winding up of United Dominion, the holders of shares of Series C Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $1,000 per share, plus accrued and unpaid dividends thereon to the date of payment, of which is referred to as the "Series C Preferred Liquidation Preference." After the payment to the holders of the shares of the Series C Preferred Stock of the full Series C Preferred Liquidation Preference, the holders of the Series C Preferred Stock as such shall have no right or claim to any of the remaining assets of the corporation until the holders of common stock shall have received an amount per share, referred to as the "common adjustment," equal to the quotient obtained by dividing the Series C Preferred Liquidation Preference by 1,000. In the event that there are not sufficient assets available after payment in full of the Series C Preferred Liquidation Preference to permit payment in full of the common adjustment, then the remaining assets shall be distributed ratably to the holders of the common stock.

         The outstanding shares of Series C Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time, or from time to time, at a redemption price per share equal to 1,000 times the Average Market Value of the common stock, plus all accrued and unpaid dividends to and including the date fixed for redemption. The "Average Market Value" is the average of the closing sale prices of a share of the common stock during the 30-day period immediately preceding the date before the redemption date quoted on the Composite Tape for New York Stock Exchange Listed Stocks, or, if the common stock is not quoted on the Composite Tape, on The New York Stock Exchange, or, if the common stock is not listed on such exchange, on the principal United States registered securities exchange on which the common stock is listed, or, if the common stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of common stock during such 30-day period on The Nasdaq Stock Market, or if no such quotations are available, the fair market value of a share of common stock as determined by the Board of Directors in good faith.

         Each share of Series C Preferred Stock entitles its holder to 1,000 votes on all matters submitted to a vote of our shareholders. The holders of shares of Series C Preferred Stock and the holders of shares of common stock vote together as one voting group on all those matters.

         Whenever dividends on any shares of Series C Preferred Stock are in arrears for six or more consecutive quarterly periods, our entire Board of Directors will be increased by two directors and the holders of Series C Preferred Stock, voting separately as a class with all other series of preferred stock having like voting rights, may vote for the election of two additional directors of United Dominion until all dividend arrearages have been fully paid.

         The dividend rate on the Series C Preferred Stock , the Series C Preferred Liquidation Preference, the Common Adjustment, the Series C Preferred Redemption Price and the number of votes per share of Series C Preferred Stock are all subject to adjustment upon the declaration of any dividend payable in common stock, subdivision of the outstanding common stock or combination of the outstanding shares of common stock into a smaller number of shares.

Dividend Restrictions

         A covenant in our loan agreement with a group of insurance company lenders effectively prohibits us from declaring or paying dividends if, after giving effect to the declaration or payment,

         o a default or "Event of Default" under the agreement will occur and be continuing,

         o we would be prohibited from incurring debt under other covenants in the agreement, and

         o the dividends and other "Restricted Payments," as defined in the loan agreement, declared during the same fiscal year as the dividends would exceed the sum of "Cash Flow," as defined in the loan agreement, from the beginning of that fiscal year to and including the last day of the completed fiscal quarter immediately preceding the dividend payment date, and the net cash proceeds received by us from the issuance or sale of capital stock after February 24, 1993, plus $20,000,000, minus the total of the amounts, if any, by which "Restricted Payments" declared during each fiscal year after December 31, 1992, exceed "Cash Flow" for the applicable fiscal year.

         In addition, a covenant in our credit agreement with a group of bank lenders prohibits the payment of dividends and distributions on our common stock in excess of 95% of our "Funds From Operations," as defined in the credit agreement, during any period, excluding dividends paid as a result of extraordinary gains which are excluded from the "Funds From Operations" calculation.

         Despite these covenants, we may pay dividends required to maintain our qualification as a REIT under the Internal Revenue Code.

Affiliated Transactions

         The Virginia Stock Corporation Act contains provisions governing "affiliated transactions" designed to deter uninvited takeovers of Virginia corporations. These provisions, with several exceptions discussed below, require approval of material acquisition transactions between a Virginia corporation and any interested shareholders by the holders of at least two-thirds of the remaining voting shares. An interested shareholder is any holder of more than 10% of any class of its outstanding voting shares.

         For three years following the time that the interested shareholder becomes an owner of 10% of the outstanding voting shares, Virginia corporations cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the voting shares other than those shares beneficially owned by the interested shareholder, and majority approval of the disinterested directors. At the expiration of the three year period, the statute requires approval of affiliated transactions by two-thirds of the voting shares other than those beneficially owned by the interested shareholder absent an exception. The principal exceptions to the special voting requirement apply to transactions proposed after the three year period has expired and require either that the transaction be approved by a majority of the corporation's disinterested directors or that the transaction satisfy the fair-price requirements of the law.

         The Virginia Stock Corporation Act also provides that shares acquired in a transaction that would cause the acquiring person's voting strength to cross any of three thresholds, namely, 20%, 33% or 50%, have no voting rights unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of United Dominion. An acquiring person may require that we hold a special meeting of shareholders to consider the matter within 50 days of its request.

Redemption and Restrictions on Transfer

         In order to preserve our status as a REIT, we can redeem or stop the transfer of our shares. Our Charter provides that United Dominion is organized to qualify as a REIT. Because the concentration of more than 50% in value of the direct or indirect ownership of our shares in five or fewer individual shareholders during the last six months of any year would result in our disqualification as a REIT, our Charter provides that United Dominion will have the power:

         o to redeem that number of concentrated shares sufficient in the opinion of our Board of Directors to maintain or bring the direct or indirect ownership of shares into conformity with the requirements of the federal income tax laws; and

         o to stop the transfer of shares to any person whose acquisition thereof would, in the opinion of our Board of Directors, result in our disqualification as a REIT.

         The per share redemption price of any shares that we redeem pursuant to this provision will be the last reported sale price for the shares as of the business day preceding the day on which the notice of redemption is given. The Board of Directors can require shareholders to disclose in writing to us the information with respect to ownership of our shares as the Board deems necessary to comply with the REIT provisions of the federal income tax laws.

                         FEDERAL INCOME TAX CONSEQUENCES
                      OF UNITED DOMINION'S STATUS AS A REIT

         The following sections summarize the federal income tax issues that you, as a prospective holder of securities of United Dominion, may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to certain types of security holders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations.

         The statements in this section are based on the current federal income tax laws governing our qualification as a REIT. United Dominion cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

--------------------------------------------------------------------------------
         United Dominion urges you to consult your own tax advisor regarding the specific tax consequences to you of investing in our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.
--------------------------------------------------------------------------------

Taxation of United Dominion

         United Dominion elected to be taxed as a REIT under the Internal Revenue Code commencing with its taxable year ended December 31, 1972. We believe that we have operated in a manner intended to qualify as a REIT since our election to be a REIT, and we intend to continue to so operate. This section discusses generally the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

         United Dominion's qualification as a REIT depends on our ability to meet on a continuing basis qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that United Dominion earns from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. The REIT qualification tests are described in more detail below. For a discussion of the tax treatment of United Dominion and our shareholders if United Dominion fails to qualify as a REIT, see "--Failure to Qualify."

         If United Dominion qualifies as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of this tax treatment is that it avoids the "double taxation" at both the corporate and shareholder levels that generally results from owning stock in a corporation. However, United Dominion will be subject to federal tax in the following circumstances:

         o United Dominion will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned.

         o United Dominion may be subject to the "alternative minimum tax" on any items of tax preference that we do not distribute or allocate to our shareholders.

         o United Dominion will pay income tax at the highest corporate rate on (A) net income from the sale or other disposition of property acquired through foreclosure ("foreclosure property") that it holds primarily for sale to customers in the ordinary course of business and (B) other non-qualifying income from foreclosure property.

         o United Dominion will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that it holds primarily for sale to customers in the ordinary course of business ("prohibited transactions").

         o If United Dominion fails to satisfy the 75% gross income test or the 95% gross income test (as described below under "--Requirements for Qualification--Income Tests"), and nonetheless continues to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (A) the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by (B) a fraction intended to reflect our profitability.

         o If United Dominion fails to distribute during a calendar year at least the sum of (A) 85% of our REIT ordinary income for such year, (B) 95% of our REIT capital gain net income for such year, and (C) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed.

         o United Dominion may elect to retain and pay income tax on our net long-term capital gain.

         o If United Dominion acquires any asset from a corporation generally subject to full corporate-level tax in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the corporation's basis in that or another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax is the lesser of (A) the amount of gain that we recognize at the time of the sale or disposition and (B) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset. The rule described in this paragraph will apply assuming that United Dominion makes an election under IRS Notice 88-19 upon our acquisition of an asset from a C corporation.

Requirements for Qualification

         A REIT is a corporation, trust, or association that meets the following requirements:

         1.       it is managed by one or more trustees or directors;

         2. its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

         3. it would be taxable as a domestic corporation, but for provisions of federal income tax law defining a REIT;

         4. it is neither a financial institution nor an insurance company subject to specified provisions of the federal income tax law;

         5. at least 100 persons are beneficial owners of its shares or ownership certificates;

         6. not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include certain entities, during the last half of any taxable year;

         7. it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

         8. it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

         9. it meets other qualification tests, described below, regarding the nature of its income and assets.

         United Dominion must meet requirements 1 through 4, inclusive, during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding shares of United Dominion's capital stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

         United Dominion believes that we have issued sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our Charter restricts the ownership and transfer of the common stock so that United Dominion should continue to satisfy requirements 5 and 6. The provisions of our Charter restricting the ownership and transfer of the common stock are described in "Description of Our Capital Stock--Redemption and Restrictions on Transfer."

         United Dominion currently has several direct corporate subsidiaries and may have additional corporate subsidiaries in the future. A corporation that is a "qualified REIT subsidiary" is not treated for federal income tax purposes as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" of United Dominion will be ignored, and all assets, liabilities, and items of income, deduction, and credit of the subsidiary will be treated as assets, liabilities and items of income, deduction and credit of United Dominion. United Dominion's corporate subsidiaries are qualified REIT subsidiaries. Accordingly, they are not subject to federal corporate income taxation, though they may be subject to state and local taxation.

         In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, United Dominion's proportionate share of the assets, liabilities and items of income of the partnerships in which we own an interest, directly or indirectly, are treated as assets and gross income of United Dominion for purposes of applying the various REIT qualification requirements.

         Income Tests

         United Dominion must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income (the "75% gross income test"). Qualifying income for purposes of the 75% gross income test generally includes:

         o        rents from real property;

         o interest on debt secured by mortgages on real property or on interests in real property; and

         o dividends or other distributions on and gain from the sale of shares in other REITs.

         Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year generally must consist of income that is qualifying income for purposes of the 75% gross income test, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing (the "95% gross income test"). Gross income from United Dominion's sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both income tests. The following paragraphs discuss the specific application of these tests to United Dominion.

         Rents and Interest. Rent that United Dominion receives from real property that we own and lease to tenants will qualify as "rents from real property" only if the following conditions are met.

         o First, the rent must not be based, in whole or in part, on the income or profits of any person. However, "rents from real property" generally does not exclude an amount solely because it is based on a fixed percentage or percentages of receipts or sales.

         o Second, neither United Dominion nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent.

         o Third, all of the rent received under a lease of real property will not qualify as "rents from real property" unless the rent attributable to the personal property leased in connection with such lease is no more than 15% of the total rent received under the lease.

         o Finally, United Dominion generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom United Dominion does not derive revenue. However, United Dominion need not provide services through an "independent contractor," but instead may provide services directly, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, United Dominion may render a de minimis amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as its income from the services does not exceed 1% of our income from the related property.

         United Dominion does not receive any rent that is based on the income or profits of any person. In addition, we do not own, directly or indirectly, 10% or more of any tenant. Furthermore, United Dominion believes that any personal property rented in connection with our apartment facilities is well within the 15% restriction. Finally, United Dominion does not provide services, other than within the 1% de minimis exception described above, to our tenants that are not customarily furnished or rendered in connection with the rental of the apartment units, other than through an independent contractor.

         United Dominion's investment in apartment communities in major part gives rise to rental income that is qualifying income for purposes of the 75% and 95% gross income tests. Gains on sales of apartment communities, other than from prohibited transactions, as described below, or of United Dominion's interest in a partnership generally will be qualifying income for purposes of the 75% and 95% gross income tests. We anticipate that income on our other investments will not result in our failing the 75% or 95% gross income test for any year.

         Prohibited Transaction Rules. A REIT will incur a 100% tax on the net income derived from a sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. United Dominion believes that none of our assets is held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, United Dominion will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that United Dominion can comply with such safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business."

         Hedging Transactions. From time to time, United Dominion may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, or options to purchase such items, and futures and forward contracts. To the extent that United Dominion enters into an interest rate swap or cap contract, option, futures contract, forward rate agreement or any similar financial instrument to hedge our indebtedness incurred to acquire or carry "real estate assets," any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that United Dominion hedges with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. United Dominion intends to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

         Failure to Qualify. If United Dominion fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

         o United Dominion's failure to meet the gross income tests was due to reasonable cause and not due to willful neglect;

         o United Dominion attaches a schedule of the sources of our income to our federal income tax return; and

         o any incorrect information on the schedule is not due to fraud with intent to evade tax.

         It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of those relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally receive or accrue exceeds the gross income test limits on such income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "--Taxation of United Dominion," even if the relief provisions apply, United Dominion would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

         Asset Tests

         To maintain our qualification as a REIT, United Dominion also must satisfy three tests relating to the nature and diversification of our assets at the close of each quarter of each taxable year:

         o First, at least 75% of the value of our total assets must consist of cash or cash items, including receivables, government securities, "real estate assets," or qualifying temporary investments (the "75% asset test");

         o        Second,   no  more  than  25%  of  our  total  assets  may  be
                  represented by securities other than those that are qualifying assets for purposes of the 75% asset test; and

         o Third, of the investments included in the 25% asset class, the value of any one issuer's securities that United Dominion owns may not exceed 5% of the value of our total assets, and we may not own more than 10% of any one issuer's outstanding voting securities.

         For purposes of those tests, "securities" does not include our interest in partnerships or any qualified REIT subsidiary. For purposes of the asset tests, we are deemed to own our proportionate share of the assets of any partnership in which we own an interest, rather than our interest in that partnership. United Dominion has operated and intends to continue to operate so that we have not acquired or disposed, and in the future will not acquire or dispose, of assets in a way that would cause us to violate either asset test. If United Dominion should fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (A) we satisfied the asset tests at the close of the preceding calendar quarter and (B) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If United Dominion did not satisfy the condition described in clause (B) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

         The U. S. House and Senate recently passed legislation (the "Tax Bill") that allows United Dominion to own up to 100% of the stock of taxable REIT subsidiaries ("TRSs"), which can perform activities unrelated to our tenants, such as third-party management, development and other independent business activities, as well as provide services to our tenants, without disqualifying the rent we receive from our tenants. The Tax Bill also prevents us from owning more than 10% of the voting power or value of the stock of a taxable subsidiary that is not treated as a TRS. Prior to the Tax Bill, we were prohibited only from owning more than 10% of the voting stock of a taxable subsidiary. Overall, no more than 20% of our assets can consist of securities of TRSs under the Tax Bill. President Clinton is expected to sign the Tax Bill into law, in which case the TRS provisions will apply for taxable years beginning after December 31, 2000.

Distribution Requirements

         Each taxable year, United Dominion must distribute, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

         o the sum of (A) 95% of its "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss, and (B) 95% of our after-tax net income, if any, from foreclosure property, minus

         o        the sum of certain items of noncash income.

         United Dominion must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration.

         Under the Tax Bill, the 95% distribution requirement discussed above was reduced to 90%. If signed into law, that provision of the Tax Bill would apply for taxable years beginning after December 31, 2000.

         United Dominion will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our shareholders. Furthermore, if we fail to distribute during a calendar year, or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

         o        85% of our REIT ordinary income for such year,

         o        95% of our REIT capital gain income for such year, and

         o        any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. United Dominion may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. United Dominion has made, and intends to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

         It is possible that, from time to time, United Dominion may experience timing differences between (A) the actual receipt of income and actual payment of deductible expenses and (B) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, United Dominion may not deduct recognized capital losses from our "REIT taxable income." Further, it is possible that, from time to time, United Dominion may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, United Dominion may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on undistributed income. In such a situation, we may need to borrow funds or issue preferred or common stock.

         Under specified circumstances, United Dominion may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our shareholders in a later year. United Dominion may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although United Dominion may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

         United Dominion must maintain records of specified information in order to qualify as a REIT. In addition, to avoid a monetary penalty, United Dominion must request on an annual basis certain information from our shareholders designed to disclose the actual ownership of our outstanding stock. United Dominion has complied, and intends to continue to comply, with such requirements.

Failure to Qualify

         If United Dominion failed to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we failed to qualify as a REIT, United Dominion would not be able to deduct amounts paid out to our shareholders. In fact, United Dominion would not be required to distribute any amounts to our shareholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our shareholders would be taxable as ordinary income. Subject to certain limitations of the Internal Revenue Code, corporate shareholders might be eligible for the dividends received deduction. Unless United Dominion qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. United Dominion cannot predict whether in all circumstances we would qualify for such statutory relief.

Other Tax Consequences

         State and Local Taxes. United Dominion and/or you may be subject to state and local tax in various states and localities, including those states and localities in which United Dominion or you transact business, own property or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our securities.

                              PLAN OF DISTRIBUTION

         United Dominion may sell these securities to or through underwriters or to investors directly or through designated agents. Any underwriter or agent involved in the offer and sale of these securities will be named in the applicable prospectus supplement.

         Underwriters may offer and sell these securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize underwriters acting as agents to offer and sell these securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of these securities, underwriters may be deemed to have received compensation from United Dominion in the form of underwriting discounts or commissions and may also receive commissions from purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. The dealers may receive compensation in the form of discounts, concessions or commissions, which may be changed from time to time, from the underwriters and/or from the purchasers for whom they may act as agent.

         Any underwriting compensation that we pay to underwriters or agents in connection with the offering of these securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of these securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of these securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with United Dominion, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

         If indicated in the applicable prospectus supplement, United Dominion will authorize dealers acting as our agents to solicit offers by certain institutions to purchase these securities from United Dominion at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the principal amount of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement.

         Institutions with which delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except:

         o an institution's purchase of the securities covered by its delayed delivery contract will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject; and

         o United Dominion will have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts.

         A commission indicated in the prospectus supplement will be paid to agents and underwriters soliciting purchases of these securities pursuant to delayed delivery contracts that we accepted. Agents and underwriters will have no responsibility in respect of the delivery or performance of delayed delivery contracts.

         Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for United Dominion in the ordinary course of business.

                                  LEGAL MATTERS

         The validity of these securities will be passed upon for United Dominion by Hunton & Williams, Richmond, Virginia. Brown & Wood LLP, New York, New York, will act as counsel to any underwriters, dealers or agents.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. We have incorporated by reference our financial statements and schedule in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         The consolidated financial statements of American Apartment Communities II, Inc. and American Apartment Communities II, L.P., for the year ended December 31, 1997, included in our current report on Form 8-K filed with the SEC on October 23, 1998, incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of Arthur Andersen LLP as experts in giving these reports.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                  $700,000,000




                             [UNITED DOMINION LOGO]




                                   Securities




                                   PROSPECTUS






                                -----------------









--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 14. Other Expenses of Issuance and Distribution

The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission registration fee.............     $162,639
Accounting fees and expenses....................................      150,000
Blue Sky fees and expenses......................................       45,000
Legal fees and expenses.........................................      170,000
Trustees' fees and expenses.....................................       30,000
Rating agency fees..............................................      100,000
Printing .......................................................       75,000
Miscellaneous...................................................       50,000
                                                                       ------

         TOTAL..................................................     $782,639

         Item 15. Indemnification of Officers and Directors

         Directors and officers of United Dominion may be indemnified against liabilities, fines, penalties, and claims imposed upon or asserted against them as provided in the Virginia Stock Corporation Act and the Restated Articles of Incorporation. Such indemnification covers all costs and expenses reasonably incurred by a director or officer. The Board of Directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent counsel appointed by the Board of Directors, must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law. In addition, the Virginia Stock Corporation Act and United Dominion's Restated Articles of Incorporation may under certain circumstances eliminate the liability of directors and officers in a shareholder or derivative proceeding.

         If the person involved is not a director or officer of United Dominion, the Board of Directors may cause United Dominion to indemnify to the same extent allowed for directors and officers of United Dominion the person who was or is a party to a proceeding, by reason of the fact that he is or was an employee or agent of United Dominion, or is or was serving at the request of United Dominion as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         Item 16. Exhibits

1(a)            Form of  Underwriting  Agreement for debt  securities  (filed as
                Exhibit 1(a) to United Dominion's Form S-3 registration statement filed with the SEC on May 15, 1997 (File No. 333-27221), and incorporated by reference herein)
1(b) Form of Underwriting Agreement for preferred stock and common stock (filed as Exhibit 1(a) to United Dominion's Form S-3 registration statement filed with the SEC on May 15, 1997 (File No. 333-27221), and incorporated by reference herein)

4(a) Specimen common stock certificate (filed as Exhibit 4(i) to United Dominion's annual report on Form 10-K for the year ended December 31, 1993 (File No. 1-10524), and incorporated by reference herein)
4(a)(i) First Amended and Restated Rights Agreement dated as of September 14, 1999, between United Dominion and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (filed as Exhibit A(i)(d)(A) to United Dominion's quarterly report on Form 10-Q dated September 30, 1999 (File No. 1-10524) and incorporated by reference herein)
4(a)(ii) Form of certificate for Series C Junior Participating Cumulative Redeemable Preferred Stock (filed as Exhibit 2 to United Dominion's Form 8-A registration statement dated February 4, 1998 (File No.
                1-10524), and incorporated by reference herein)
4(b) Form of preferred stock certificate (filed as Exhibit 4(i)(b) to United Dominion's Form S-3 registration statement filed with the SEC on August 19, 1994 (File No. 33-55159), and incorporated by reference herein)
4(c) Restated Articles of Incorporation of United Dominion dated January 21, 1999 (filed as Exhibit 4(a)(ii) to United Dominion's Form S-3 registration statement filed with the SEC on February 24, 1999 (File No. 333-72885), and incorporated by reference herein)
4(d) Restated Bylaws of the United Dominion (filed as Exhibit 3(b) to United Dominion's annual report on Form 10-K for the year ended December 31, 1998 (File No. 1-10524), and incorporated by reference herein)
4(e) Note Purchase Agreement dated as of January 15, 1993, between United Dominion and CIGNA Property and Casualty Insurance Company, Connecticut General Life Insurance Company, Connecticut General Life Insurance Company, on behalf of one or more separate accounts, Insurance Company of North America, Principal Mutual Life Insurance Company and Aid Association for Lutherans (filed as Exhibit 6(c)(5) to United Dominion's Form 8-A Registration Statement dated April 19, 1990 (File No. 1-10524), and incorporated by reference herein)
4(f) Senior Indenture dated as of November 1, 1995, between United Dominion and First Union National Bank of Virginia, as Trustee (filed as Exhibit 4(ii)(h)(l) to United Dominion's quarterly report on Form 10-Q for the quarter ended June 30, 1996 (File No. 1-10524), and incorporated by reference herein)
4(g) Form of Subordinated Indenture dated as of August 1, 1994, between United Dominion and Crestar Bank, as trustee (filed as Exhibit 4(i)(m) to United Dominion's Form S-3 registration statement filed with the SEC on November 15, 1995 (File No. 33-64725), and incorporated by reference herein)
4(h) Form of Senior Security (filed as Exhibit 4(i)(n) to United Dominion's Form S-3 registration statement filed with the SEC on November 15, 1995 (File No. 33-64725), and incorporated by reference herein)

4(i)            Form of  Subordinated  Security  (filed as  Exhibit  4(i)(p)  to
                United Dominion's Form S-3 registration statement filed with the
                SEC on August 19, 1994 (File No. 33-55159),  and incorporated by reference herein)
5               Opinion of Hunton & Williams
8               Tax Opinion of Hunton & Williams
12              Statement regarding computation of ratios
23(a)           Consent of Ernst & Young LLP
23(b)           Consent of Arthur Andersen LLP
23(c)           Consent of Hunton & Williams (included in Exhibits 5 and 8)
24              Power  of  Attorney  (located  on the  signature  page  of  this
                Registration Statement)
25(a)           Statement of Eligibility  under the Trust  Indenture Act of 1939 on Form T-1 of First Union National Bank of Virginia, as Trustee under the Senior Indenture
25(b)           Statement of Eligibility  under the Trust  Indenture Act of 1939 on Form T-1 of Crestar Bank,  as Trustee under the  Subordinated
                Indenture

         Item 17. Undertakings

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each the post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof; and

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that the in the opinion of the Securities and Exchange SEC the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

         The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to file an application for purposes of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of United Dominion Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 10th day of December, 1999.



                               UNITED DOMINION REALTY TRUST, INC.


                                By: /s/ John P. McCann
                                   --------------------------------------
                                   John P. McCann
                                   Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 10, 1999. Each of the undersigned officers and directors of the registrant hereby constitutes John P. McCann and Katheryn E. Surface, either of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making the changes in the registration statement as the registrant deems appropriate, and generally to do all the things in his or her name and behalf in his or her capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature                                           Title & Capacity
---------                                           ----------------
                                                    Chairman, Chief Executive Officer (Principal Executive Officer)
/s/ John P. McCann                                  and Director
-----------------------------------------
John P. McCann

/s/ John S. Schneider                               President, Chief Operating Officer and Director
-----------------------------------------
John S. Schneider

                                                    Executive Vice President and Chief Financial Officer (Principal
/s/ A. William Hamill                               Financial Officer)
-----------------------------------------
A. William Hamill

/s/ Robin R. Flanagan                               Vice President and Controller (Principal Accounting Officer)
-----------------------------------------
Robin R. Flanagan

/s/ Jeff C. Bane                                    Director
-----------------------------------------
Jeff C. Bane

/s/ R. Toms Dalton, Jr.                             Director
-----------------------------------------
R. Toms Dalton, Jr.

/s/ Robert P. Freeman                               Director
-----------------------------------------
Robert P. Freeman

                                                    Director
-----------------------------------------
Jon A. Grove

/s/ Barry M. Kornblau                               Director
-----------------------------------------
Barry M. Kornblau

/s/ James D. Klingbeil                              Director
-----------------------------------------
James D. Klingbeil

/s/ Lynne B. Sagalyn                                Director
-----------------------------------------
Lynne B. Sagalyn

/s/ Mark J. Sandler                                 Director
-----------------------------------------
Mark J. Sandler

/s/ Robert W. Scharar                               Director
-----------------------------------------
Robert W. Scharar

                                  EXHIBIT INDEX

1(a)            Form of  Underwriting  Agreement for debt  securities  (filed as
                Exhibit 1(a) to United Dominion's Form S-3 registration statement filed with the SEC on May 15, 1997 (File No. 333-27221), and incorporated by reference herein)
1(b) Form of Underwriting Agreement for preferred stock and common stock (filed as Exhibit 1(a) to United Dominion's Form S-3 registration statement filed with the SEC on May 15, 1997 (File No. 333-27221), and incorporated by reference herein)
4(a) Specimen common stock certificate (filed as Exhibit 4(i) to United Dominion's annual report on Form 10-K for the year ended December 31, 1993 (File No. 1-10524), and incorporated by reference herein)
4(a)(i) First Amended and Restated Rights Agreement dated as of September 14, 1999, between United Dominion and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (filed as Exhibit A(i)(d)(A) to United Dominion's quarterly report on Form 10-Q dated September 30, 1999 (File No. 1-10524) and incorporated by reference herein)
4(a)(ii) Form of certificate for Series C Junior Participating Cumulative Redeemable Preferred Stock (filed as Exhibit 2 to United Dominion's Form 8-A registration statement dated February 4, 1998 (File No.
                1-10524), and incorporated by reference herein)
4(b) Form of preferred stock certificate (filed as Exhibit 4(i)(b) to United Dominion's Form S-3 registration statement filed with the SEC on August 19, 1994 (File No. 33-55159), and incorporated by reference herein)
4(c) Restated Articles of Incorporation of United Dominion dated January 21, 1999 (filed as Exhibit 4(a)(ii) to United Dominion's Form S-3 registration statement filed with the SEC on February 24, 1999 (File No. 333-72885), and incorporated by reference herein)
4(d) Restated Bylaws of the United Dominion (filed as Exhibit 3(b) to United Dominion's annual report on Form 10-K for the year ended December 31, 1998 (File No. 1-10524), and incorporated by reference herein)
4(e) Note Purchase Agreement dated as of January 15, 1993, between United Dominion and CIGNA Property and Casualty Insurance Company, Connecticut General Life Insurance Company, Connecticut General Life Insurance Company, on behalf of one or more separate accounts, Insurance Company of North America, Principal Mutual Life Insurance Company and Aid Association for Lutherans (filed as Exhibit 6(c)(5) to United Dominion's Form 8-A Registration Statement dated April 19, 1990 (File No. 1-10524), and incorporated by reference herein)
4(f) Senior Indenture dated as of November 1, 1995, between United Dominion and First Union National Bank of Virginia, as Trustee (filed as Exhibit 4(ii)(h)(l) to United Dominion's quarterly report on Form 10-Q for the quarter ended June 30, 1996 (File No. 1-10524), and incorporated by reference herein)

4(g)            Form of  Subordinated  Indenture  dated as of  August  1,  1994, between  United  Dominion and Crestar Bank, as trustee (filed as
                Exhibit  4(i)(m)  to  United  Dominion's  Form S-3  registration statement  filed  with the SEC on  November  15,  1995 (File No.
                33-64725), and incorporated by reference herein)
4(h)            Form of Senior  Security  (filed as  Exhibit  4(i)(n)  to United
                Dominion's Form S-3 registration statement filed with the SEC on
                November  15,  1995 (File No.  33-64725),  and  incorporated  by reference herein)
4(i)            Form of  Subordinated  Security  (filed as  Exhibit  4(i)(p)  to
                United Dominion's Form S-3 registration statement filed with the
                SEC on August 19, 1994 (File No. 33-55159),  and incorporated by reference herein)
5               Opinion of Hunton & Williams
8               Tax Opinion of Hunton & Williams
12              Statement regarding computation of ratios
23(a)           Consent of Ernst & Young LLP
23(b)           Consent of Arthur Andersen LLP
23(c)           Consent of Hunton & Williams (included in Exhibits 5 and 8)
24              Power  of  Attorney  (located  on the  signature  page  of  this
                Registration Statement)
25(a)           Statement of Eligibility  under the Trust  Indenture Act of 1939 on Form T-1 of First Union National Bank of Virginia, as Trustee under the Senior Indenture
25(b)           Statement of Eligibility  under the Trust  Indenture Act of 1939 on Form T-1 of Crestar Bank,  as Trustee under the  Subordinated
                Indenture